ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 4
Carson City, Nevada  89701-4520
(775) 684-5708
Website:  www.nvsos.gov

ARTICLES OF INCORPORATION	Filed in the office of	Document Number 20090848264-43
(PURSUANT TO NRS 78)	/s/ Ross Miller Ross Miller	Filing Date and Time 12/09/2009 3:49 PM
	Secretary of State State of Nevada	Entity Number E0631052009-1

USE BLACK IN ONLY – DO NOT HIGHLIGHT                                                                                                           ABOVE SPACE IS FOR OFFICR USE ONLY
1.	Name of Corporation:	DYNAMIC HYDROCARBONS LTD.
2.	Resident Agent FOR Service of Process (check only one box)
[  X ] Commercial Registered Agent:   Paracorp Incorporated
                                                                  Name
[    ]  Noncommercial Registered Agent       OR            [   ] Office or Position with Entity
         (name and address below)                                              (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address                                                                                     City             Nevada              Zip Code

Mailing Address (if different from street address)                                                                                             City              Nevada    Zip Code

3.	Shares: (number of shares Corporation is authorized to issue)	Number of Shares Par value Number of shares With par value: 75,000,000 per share: $0.001 without par value: Nil
4.	Names and Addresses of the Board of Directors/Trustees (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than 3 directors/trustees)	1. Ronald Petrucci Name 7001 Winterberry Dr. Austin TX 78750 Street Address City State Zip Code
5.	Purpose: (optional – see instructions)	The purpose of this Corporation shall be:
6.	Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Maureen Armstrong X /s/ Maureen Armstrong Name Signature 1530-9th Ave S.E., Calgary AB T2G0T7 Address City State Zip Code
7.	Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named Corporation.
X /s/ Nancy Gaches for Paracorp Incorporated                                                                                                                                   2009/12/10
Authorized signature of Registered Agent or On Behalf of  Registered Agent Entity Date

This form must be accompanied by appropriate fees.                                                                                                            Nevada Secretary of State NRS 78 Articles
            Revised: 4-10-09